MCDIRMID, MIKKELSEN & SECREST, P.S.
                         Certified Public Accountants

926 W Sprague, Suite 300                                    (509) 747-6154
Spokane, WA 99204-0552                                      FAX (509) 838-0508

                                 May 3, 1996


Securities and Exchange Commission
450-5th Street, N.W.

Washington, D.C.  20549

Gentlemen:

     We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on April 26, 1996, filed by our former client, ASHA Corporation. We agree with the statements made in response to that item insofar as they relate to our firm.

                                    Very truly yours,

                                    /s/ McDirmid, Mikkelsen & Secrest, P.S.
                                    McDirmid, Mikkelsen & Secrest, P.C.